EXHIBIT A

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of Common Stock of Millendo Therapeutics, Inc.

Date: April 7, 2020	FRAZIER HEALTHCARE VI, L.P. By FHM VI, L.P., its general partner By FHM VI, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: April 7, 2020	FHM VI, L.P. By FHM VI, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: April 7, 2020	FHM VI, L.L.C.

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: April 7, 2020	By:	*
James Topper

Date: April 7, 2020	By:	*
Patrick Heron

Date: April 7, 2020	By:	*
Nader Naini

Date: April 7, 2020	By:	*
Nathan Every

Date: April 7, 2020	By:	*
Alan Frazier

Date: April 7, 2020	*By:	/s/ Steve R. Bailey
Steve R. Bailey, as Attorney-in-Fact

This Agreement was executed by Steve R. Bailey on behalf of the individuals listed above pursuant to a Power of Attorney, a copy of which was filed with the SEC on December 17, 2018.